Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Eidos Therapeutics, Inc. of our report dated March 22, 2018, except for the effects of the stock split as discussed in Note 1 to the financial statements, as to which the date is June 7, 2018, which appears in Eidos Therapeutics, Inc.’s Amendment No. 2 to Registration Statement on Form S-1 (No. 333-225235).

/s/ PricewaterhouseCoopers LLP

San Jose, CA

June 21, 2018